UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

______________________

Blackstone Private Credit Fund
(Exact name of registrant as specified in its charter)

______________________

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of principal executive offices, including zip code)

(212) 503-2100
(Registrant’s phone number, including area code)

None
(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01       Other Events.

On January 8, 2026, Blackstone Private Credit Fund (the “Fund”) entered into a First Supplement (the “First Supplement”) to the Master Note Purchase Agreement, dated as of March 25, 2025 (as supplemented by the First Supplement, the “Note Purchase Agreement”) governing the issuance of $210,000,000 in aggregate principal amount of its 5.94% Series 2026A Notes (the “Notes”) to qualified institutional investors in a private placement.

The Notes were issued on January 8, 2026 and will mature on January 8, 2032 unless redeemed, purchased or prepaid prior to such date by the Fund or its affiliates in accordance with their terms. Interest on the Notes will be due semiannually. The Notes are general unsecured obligations of the Fund that rank pari passu with all outstanding and future unsecured, unsubordinated indebtedness issued by the Fund. In addition, in the event that a Below Investment Grade Event (as defined in the Note Purchase Agreement) occurs, from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing, the Notes will bear interest at a fixed rate of 6.94% per year.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants, such as information reporting, maintenance of the Fund’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, and a minimum asset coverage ratio. The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness of the Fund or subsidiary guarantors, certain judgments and orders, and certain events of bankruptcy.

In addition, the Fund is obligated to offer to repay the Notes at par if certain change in control events occur.

The Notes were offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable. The Fund intends to use the net proceeds from this offering for its general corporate purposes.

The information on this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

The description above is only a summary of the material provisions of the First Supplement and is qualified in its entirety by reference to the copy of the First Supplement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits.

10.1	First Supplement to Master Note Purchase Agreement, dated January 8, 2026, by and among Blackstone Private Credit Fund and the Purchasers party thereto.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

____________

*        Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Fund agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND
Date: January 8, 2026	By:	/s/ Lucie Enns
	Name:	Lucie Enns
	Title:	Chief Legal Officer and Secretary